FOLEY & LARDNER

                                ATTORNEYS AT LAW

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                                                            CLIENT/MATTER NUMBER
                                                                     065407/0101

                                October 26, 2001

Golden Gate Fund, Inc.
100 Larkspur Landing Circle, Suite 102
Larkspur, CA  94939

Gentlemen:

          We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A (the "Amended Registration") relating to the sale by you of an indefinite amount of Golden Gate Fund, Inc. Common Stock, par value $0.0001 per share (the "Stock"), in the manner set forth in the Amended Registration. In this connection, we have examined: (a) the Amended Registration; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the Stock when sold as contemplated in the Amended Registration will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Amended Registration. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER